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            [FELDMAN, GUTTERMAN, MEINBERG AND COMPANY LETTERHEAD]

                       CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 27, 1997 of our audit of the financial statements of Leisure Complexes, Inc. as at December 31, 1996. We also consent to the reference to our firm under the caption "Experts."

/s/ Feldman, Gutterman, Meinberg and Company

May 21, 1998
Manhasset, New York